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                                                                    Exhibit 10.2





                            THE J.M. SMUCKER COMPANY


                     Agreement Relating to Restricted Shares
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                  WHEREAS, ____________  (the "Grantee") is an employee of The
J.M. Smucker Company, an Ohio Company (the "Company"); and

                  WHEREAS, the execution of an agreement in the form hereof (this "Agreement") has been authorized by a resolution of the Executive Compensation Committee (the "Committee") of the Board of Directors of the Company that was duly adopted on __________ to authorize awards of Restricted Shares grants, pursuant to the Company's 1998 Equity and Performance Incentive Plan as amended (the "Plan"), as of __________ (the "Date of Grant");

                  NOW, THEREFORE, the Company hereby grants to the Grantee __________ Restricted Shares (as defined in the Plan), effective as of the Date of Grant, subject to the terms and conditions of the Plan and the following additional terms, conditions, limitations and restrictions:


                                    ARTICLE I

                                   DEFINITIONS

           All terms used herein with initial capital letters and not otherwise defined herein that are defined in the Plan shall have the meanings assigned to them in the Plan.



                                   ARTICLE II
                       CERTAIN TERMS OF RESTRICTED SHARES


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                  1. ISSUANCE OF RESTRICTED SHARES. The Restricted Shares
covered by this Agreement shall be issued to the Grantee effective upon the Date of Grant. The Common Shares subject to this grant of Restricted Shares shall be fully paid and nonassessable and shall be represented by a certificate or certificates registered in the Grantee's name, endorsed with an appropriate legend referring to the restrictions hereinafter set forth.

                  2. RESTRICTIONS ON TRANSFER OF SHARES. The Common Shares subject to this grant of Restricted Shares may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee, except to the Company, until the Restricted Shares have become nonforfeitable as provided in Section 3 hereof; provided, however, that the Grantee's rights with respect to such Common Shares may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this Section 2 of this Article II shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Common Shares. The Company in its sole discretion, when and as permitted by the Plan, may waive the restrictions on transferability with respect to all or a portion of the Common Shares subject to this grant of Restricted Shares.


                  3.       VESTING OF RESTRICTED SHARES.

                  (a) All of the Restricted Shares covered by this Agreement shall become nonforfeitable if the Grantee shall have remained in the continuous employ of the Company or a Subsidiary for four years from the Date of Grant.

                  (b) Notwithstanding the provisions of Section 3(a) of this
Article II, all of the Restricted Shares covered by this Agreement shall immediately become nonforfeitable (i) if the

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Grantee dies or becomes permanently disabled while in the employ of the Company or a Subsidiary during the four-year period from the Date of Grant, or (ii) if a Change in Control occurs during the four-year period from the Date of Grant while the Grantee is employed by the Company or a Subsidiary.


                  (c) Notwithstanding the provisions of Section 3(a) of this
Article II, if the Grantee retires under a retirement plan of the Company or a Subsidiary at or after the normal retirement age provided for in such retirement plan or retires at an earlier age with the consent of the Committee, the Restricted Shares covered by this Agreement shall become nonforfeitable. Notwithstanding the preceding sentence, in the event that Restricted Shares are awarded to Grantee after the Grantee has reached normal retirement age, Grantee must remain an employee of the Company for two consecutive years following the Date of Grant in order for such Restricted Shares to become nonforfeitable.

                  (d) Notwithstanding the provisions of Section 3(a) of this
Article II, if the Grantee leaves the employ of the Company or a Subsidiary within four years from the Date of Grant under circumstances determined by the Committee to be for the convenience of the Company, the Committee may determine that all of the Restricted Shares covered by this Agreement shall become nonforfeitable.

                  4. FORFEITURE OF SHARES. The Restricted Shares shall be forfeited, except as otherwise provided in Section 3 above, if the Grantee ceases to be employed by the Company or a Subsidiary prior to four years from the Date of Grant. In the event of a forfeiture, the certificate(s) representing the Restricted Shares covered by this Agreement shall be cancelled.

                  5. DIVIDEND, VOTING AND OTHER RIGHTS. (a) Except as otherwise provided herein, from and after the Date of Grant, the Grantee shall have all of the rights of a shareholder with respect to the Restricted Shares covered by this Agreement, including the right to vote such

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Restricted Shares and receive any dividends that may be paid thereon; provided, however, that any additional Common Shares or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation, or reorganization or any other change in the capital structure of the Company shall be subject to the same restrictions as the Restricted Shares covered by this Agreement.

                  (b) Cash dividends on the Restricted Shares covered by this Agreement shall be paid to the Grantee pursuant to the Company's Amended Articles of Incorporation and reported on the Grantee's annual wage and tax statement (Form W-2) as compensation.

                                   ARTICLE III
                               GENERAL PROVISIONS

                  1. COMPLIANCE WITH LAW. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any Common Shares pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

                  2. WITHHOLDING TAXES. If the Company or any Subsidiary shall be required to withhold any federal, state, local or foreign tax in connection with any issuance or vesting of Common Shares or other securities pursuant to this Agreement, the Grantee shall pay the tax or make provisions that are satisfactory to the Company or such Subsidiary for the payment thereof. The Grantee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company or such Subsidiary a portion of the Common Shares that are issued or transferred to the Grantee or that become nontransferable by the Grantee hereunder, and the

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Common Shares so surrendered by the Grantee shall be credited against any such withholding obligation at the Market Value per Share of such Common Shares on the date of such surrender.

                  3. CONTINUOUS EMPLOYMENT. For purposes of this Agreement, the continuous employment of the Grantee with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of the
(i)transfer of his employment among the Company and its Subsidiaries or (ii) a leave of absence approved by the Board or the Committee.

                  4. RIGHT TO TERMINATE EMPLOYMENT. No provision of this Agreement shall limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the employment of the Grantee at any time. Nothing herein shall be deemed to create a contract or a right to employment with respect to the Grantee.

                  5. RELATION TO OTHER BENEFITS. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement, or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

                  6. AMENDMENTS. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee with under this Agreement without the Grantee's consent.

                  7. SEVERABILITY. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision

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so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.


                  8. GOVERNING LAW. This agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Ohio.

                  This Agreement is executed by the Company as of the ____ day of ________.


                                         THE J.M. SMUCKER COMPANY



                                         By:
                                             ------------------------
                                         Name:  M. Ann Harlan
                                         Title: General Counsel and
                                                Secretary

                  The undersigned hereby acknowledges receipt of an executed original of this Agreement Relating to Restricted Shares, together with a copy of the Plan, and accepts the award of Restricted Shares granted thereunder on the terms and conditions set forth herein and in the Plan.



Date:________________                     ______________________________

                                          ------------------------------
                                          Grantee


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